Exhibit 4.2
THE GOODYEAR TIRE & RUBBER COMPANY
and
the SUBSIDIARY GUARANTORS party hereto from time to time
and
WELLS FARGO BANK, N.A., successor to The Chase Manhattan Bank, as
Trustee
FIRST SUPPLEMENTAL INDENTURE
Dated as of [•], 2010
To the Indenture, dated as of March 1, 1999,
between The Goodyear Tire & Rubber Company,
and
The Chase Manhattan Bank, as Trustee
8.75% Notes due 2020

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-ii-

     FIRST SUPPLEMENTAL INDENTURE, dated as of [•], 2010 (this “First Supplemental Indenture”), among THE GOODYEAR TIRE & RUBBER COMPANY, a corporation duly organized and existing under the laws of the State of Ohio (herein called the “Company”), having its principal offices at 1144 East Market Street, Akron, Ohio 44316-00001, CELERON CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, DAPPER TIRE CO., INC., a corporation duly organized and existing under the laws of the State of California, DIVESTED COMPANIES HOLDING COMPANY, a corporation duly organized and existing under the laws of the State of Delaware, DIVESTED LITCHFIELD PARK PROPERTIES, INC., a corporation duly organized and existing under the laws of the State of Arizona, GOODYEAR CANADA INC., a corporation duly organized and existing under the laws of the Province of Ontario, GOODYEAR EXPORT INC., a corporation duly organized and existing under the laws of the State of Delaware, GOODYEAR FARMS, INC., a corporation duly organized and existing under the laws of the State of Arizona, GOODYEAR INTERNATIONAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, GOODYEAR WESTERN HEMISPHERE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, WHEEL ASSEMBLIES INC., a corporation duly organized and existing under the laws of the State of Delaware, WINGFOOT COMMERCIAL TIRE SYSTEMS, LLC, a limited liability company duly organized and existing under the laws of the State of Ohio, WINGFOOT VENTURES EIGHT INC., a corporation duly organized and existing under the laws of the State of Delaware (together with each other Subsidiary that has issued a Subsidiary Guarantee, the “Subsidiary Guarantors”), and WELLS FARGO BANK, N.A., successor to The Chase Manhattan Bank, as trustee (the “Trustee”) under the Indenture, dated as of March 1, 1999, between the Company and the Trustee (the “Base Indenture”).
     RECITALS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS
     WHEREAS, the Company and the Trustee are parties to the Base Indenture, which provides for the issuance from time to time of unsecured debt securities of the Company;
     WHEREAS, Section 9.01(g) of the Base Indenture permits supplements thereto without the consent of Holders of Securities to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01 of the Base Indenture;
     WHEREAS, as contemplated by Section 3.01 of the Base Indenture, the Company intends to issue a new series of Securities to be known as the Company’s “8.75% Notes due 2020” (the “Notes”) under the Indenture;
     [1WHEREAS, Section 9.02 of the Base Indenture provides that, with the consent of the Holders of a majority in principal amount of the Outstanding Securities of all series affected by a supplemental indenture (voting as a single class), by Act of said Holders delivered to the

[1]	Note: The bracketed language is to be included only in the event that the requisite consents to the Amendments have been received by the Company.

Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into this First Supplemental Indenture;
     WHEREAS, the Company has solicited consents upon the terms and subject to the conditions set forth in the Company’s preliminary prospectus dated February 2, 2010, and in the related Letter of Transmittal and Consent, from each Holder of the Company’s 7.857% Notes due 2011 (the “Old Notes”) to the amendments to the Old Notes set forth below in Article 6 (the “Amendments”);
     WHEREAS, the Company has received the consents from Holders of not less than a majority in aggregate principal amount of the Old Notes to effect the Amendments;]
     WHEREAS, each of the Subsidiary Guarantors has agreed, on the terms and subject to the conditions contained herein, to guarantee payment of the Guaranteed Obligations;
     WHEREAS, the Company and the Subsidiary Guarantors have taken all necessary corporate action to authorize the execution and delivery of this First Supplemental Indenture, the Notes and the Subsidiary Guarantees;
     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:
     For and in consideration of the premises and the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually agree as follows:
ARTICLE 1
Definitions and Other Provisions of General Application
          SECTION 1.01 Definitions. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, all terms used in this First Supplemental Indenture that are defined in the Base Indenture and not defined in this First Supplemental Indenture shall have the meanings ascribed to them by the Base Indenture. All terms defined in both this First Supplemental Indenture and the Base Indenture shall have the meanings ascribed to them by this First Supplemental Indenture. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:
          (a) the terms defined in this First Supplemental Indenture have the meanings assigned to them in this Article and include the plural as well as the singular;
          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, and are not defined herein or in the Base Indenture, have the meanings assigned to them therein;
          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;
          (d) Unless the context otherwise requires, any reference to an “Article” or “Section” refers to an Article or a Section, as the case may be, of this First Supplemental Indenture; and
          (e) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.
     “Attributable Debt” means, with respect to any Sale and Leaseback Transaction that does not result in a Capitalized Lease Obligation, the present value (computed in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of:
     (i) the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and
     (ii) the Attributable Debt determined assuming no such termination.
     “Base Indenture” has the meaning set forth in the first paragraph of this First Supplemental Indenture.
     “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
     “Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP.
     “Change of Control” means the occurrence of any of the following events:
(1)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(2)	during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by such board of directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office;

(3)	the adoption of a plan relating to the liquidation or dissolution of the Company; or

(4)	the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (as determined on a consolidated basis) to another Person, and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.
     “Change of Control Offer” has the meaning specified in Section 3.03.
     “Company” has the meaning set specified in the first paragraph of this First Supplemental Indenture.
     “Company Sale” has the meaning specified in Section 5.01.
     “Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.
     “Comparable Treasury Price” means, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Independent Investment

Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Depositary” means The Depository Trust Company, or any successor thereto.
     “Default” means any event which is, or after notice and/or lapse of time would become, an Event of Default with respect to the Notes.
     “Excluded Subsidiary” means any Subsidiary that (i) is an “Unrestricted Subsidiary” for purposes of each of the U.S. Credit Agreements and each of the Specified Notes, and any Refinancing (or successive Refinancings) of the same, in each case as amended, amended and restated, supplemented, waived or otherwise modified from time to time in accordance with its terms, and (ii) does not guarantee any Indebtedness under any of the debt facilities or securities described in clause (i).
     “First Supplemental Indenture” has the meaning set forth in the first paragraph of this First Supplemental Indenture.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this First Supplemental Indenture set forth in:
(1)	the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

(2)	statements and pronouncements of the Financial Accounting Standards Board,

(3)	such other statements by such other entities as approved by a significant segment of the accounting profession, and

(4)	the rules and regulations of the Securities and Exchange Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Securities and Exchange Commission.
All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.
     “Global Security” has the meaning specified in Section 2.01(15).
     “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:
(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

(2)	entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.
     “Guaranteed Obligations” means the principal and interest on the Notes when due, whether at Stated Maturity, by acceleration or otherwise, and all other obligations, monetary or otherwise, of the Company relating to the Notes under the Indenture and the Notes (including expenses and indemnification).
     “Guarantor Sale” has the meaning specified in Section 5.01.
     “Indenture” has the meaning specified in the Base Indenture.
     “Independent Investment Banker” means one of the Reference Treasury Dealers, as appointed by the Company.
     “Interest Payment Date” has the meaning set forth in Section 2.01(5).
     “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by Standard & Poor’s, or an equivalent rating by any other Rating Agency.
     “Moody’s” means Moody’s Investors Service, Inc.
     “Notes” has the meaning set forth in the Recitals.
     “Old Notes” has the meaning set forth in the Recitals.
     “Original Issue Date” means the date or dates on which the Notes are issued.
     “Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
     “Rating Agency” means Standard & Poor’s and Moody’s or if Standard & Poor’s or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the board of directors) which shall be substituted for Standard & Poor’s or Moody’s or both, as the case may be.

     “Reference Treasury Dealer” means each of Citigroup Global Markets Inc., and its successors, and, at the option of the Company, other primary U.S. Government securities dealers in New York City selected by the Company.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.
     “Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness, including, in any such case from time to time, after the discharge of the Indebtedness being Refinanced. “Refinanced” and “Refinancing” shall have correlative meanings.
     “Regular Record Date” means February 1 and August 1 (whether or not a Business Day) of each year.
     “Remaining Scheduled Payments” means, with respect to any Note, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.
     “Reversion Date” has the meaning specified in Section 3.02.
     “Specified Notes” means the Company’s 8.625% Senior Notes due 2011, 9% Senior Notes due 2015 and 10.5% Senior Notes due 2016, in each case, together with the respective indentures, officer’s certificates, supplemental indentures and notes, as applicable, governing the same.
     “Standard & Poor’s” means Standard & Poors Ratings Services, a division of The McGraw-Hill Companies, Inc.
     “Stated Maturity” has the meaning specified in Section 2.01(4).
     “Subsidiary Guarantee” means each Guarantee of the obligations with respect to the Notes issued by a Subsidiary of the Company pursuant to the terms of the Indenture.
     “Subsidiary Guarantor” has the meaning set forth in the first paragraph of this First Supplemental Indenture.
     “Successor Company” has the meaning specified in Section 5.01.
     “Successor Guarantor” has the meaning specified in Section 5.01.

     “Suspension Date” has the meaning specified in Section 3.02.
     “Suspended Covenant” has the meaning specified in Section 3.02.
     “Suspension Period” has the meaning specified in Section 3.02.
     “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
     “Trustee” means the party named as such in the first paragraph of this First Supplemental Indenture until a successor replaces it and, thereafter, means the successor.
     “U.S. Credit Agreements” means (i) the Amended and Restated First Lien Credit Agreement, dated as of April 20, 2007, among the Company, the lenders party thereto, the issuing banks party thereto, Citicorp USA, Inc., as Syndication Agent, Bank of America, N.A., BNP Paribas, The CIT Group/Business Credit, Inc., General Electric Capital Corporation, GMAC Commercial Finance LLC, Wells Fargo Foothill, as Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and (ii) the Amended and Restated Second Lien Credit Agreement, dated as of April 20, 2007, among the Company, the lenders party thereto, Deutsche Bank Trust Company Americas, as Collateral Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent,
     “U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than Dollars, at any time for determination thereof, the number of Dollars obtained by converting such foreign currency involved in such computation into Dollars at the spot rate for the purchase of Dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.
     “Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
          SECTION 1.02 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
          SECTION 1.03 Separability Clause. In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          SECTION 1.04 Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture or the Indenture.
ARTICLE 2
8.75% Notes due 2020
          SECTION 2.01 Creation of Series; Establishment of Form. The Company has established a series of Securities for issuance, authentication and delivery pursuant to the Indenture. Such series of Securities shall have the following terms and conditions:
     (1) The series of Securities shall be known as the “8.75% Notes due 2020”.
     (2) The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture (other than pursuant to Sections 3.04, 3.05, 3.06, 3.09 or 11.07 of the Base Indenture and other than any Notes which, pursuant to Section 3.03 of the Base Indenture, are deemed never to have been authenticated and delivered under the Indenture) is $[•].
     (3) Interest on the Notes shall be payable to the Person in whose name such Notes are registered at the close of business on the Regular Record Date for such interest at the office of the Trustee maintained for such purpose, provided that the Company may pay interest by check mailed to the address of the Person entitled thereto at such address as shall appear in the Security Register at the relevant Interest Payment Date; provided further that, with respect to Notes represented by Global Securities, the Company shall make payments of interest by wire transfer of immediately available funds to the account specified by the Depositary.
     (4) The principal amount of the Notes shall be payable on August 15, 2020 (the “Stated Maturity”).
     (5) The interest rate to be borne by the Notes shall be 8.75% per annum, accruing from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including March [•] 2010, to and including August 15, 2020, and shall be payable on each February 15 and August 15, commencing August 15, 2010 (“Interest Payment Dates”) and the Regular Record Date in respect of each Interest Payment Date shall be the February 1 immediately preceding a February 15 Interest Payment Date and the August 1 immediately preceding an August 15 Interest Payment Date. Interest will be computed as provided in Section 3.10 of the Base Indenture.
     (6) The payment of the principal of and any premium and interest on the Notes shall be payable at the office of the Trustee maintained for such purpose; provided that the Company may, at its option, make payment of interest by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register at the relevant Interest Payment Date; provided further that, with respect to Notes represented by Global Securities, the Company shall make payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the account specified by the Depositary.
     (7) The Notes are subject to redemption, as a whole at any time or in part from time to time, at the sole election of the Company, upon not less than 30 or more than 60 days’ notice by mail to the Depositary at a Redemption Price equal to the greater of (1) 100% of their principal amount, and (2) the sum of the present values of the Remaining Scheduled Payments thereon, discounted to the Redemption Date, on a semiannual basis, at the Treasury Rate plus fifty basis points (0.50%), plus in each case accrued interest thereon to the Redemption Date. In determining the Redemption Price and accrued interest, interest shall be computed as provided in Section 3.10 of the Base Indenture. If money sufficient to pay the redemption price of and accrued interest on all Notes (or the portions thereof) to be redeemed on the Redemption Date is deposited with the Trustee on or before the Redemption Date and the conditions specified in Article 11 of the Base Indenture are satisfied, on and after such date interest will cease to accrue on such Notes (or such portions thereof) called for redemption. Notwithstanding any provision to the contrary contained in Section 11.04 of the Base Indenture, any notice of redemption may, at the Company’s sole discretion, be made subject to the Company’s successful completion of a financing transaction.
     (8) There shall be no provision obligating the Company to redeem or purchase the Notes pursuant to any sinking fund or analogous provisions.
     (9) The Notes are issuable in fully registered form without coupons and in denominations of $1,000 or any integral multiple thereof.
     (10) The Notes shall be denominated in, and the principal of and interest and premium, if any, on the Notes shall be payable only in, United States Dollars.
     (11) The Redemption Price in respect of the Notes shall be determined as follows: that amount equal to the greater of (1) 100% of the principal amount, and (2) the sum of the present values of the Remaining Scheduled Payments thereon, discounted to the Redemption Date, on a semiannual basis, at the Treasury Rate plus fifty basis points (0.50%), plus in each case accrued interest thereon to the Redemption Date. In determining the Redemption Price and accrued interest, interest shall be computed as provided in Section 3.10 of the Base Indenture.
     (12) The principal of and any premium or interest on the Notes shall be payable only in United States Dollars.
     (13) The entire principal amount of the Notes shall be payable upon the declaration of acceleration of the Maturity of the Notes pursuant to Section 5.02 of the Base Indenture in the manner and with the effect provided in the Base Indenture.
     (14) Sections 13.02 and 13.03 of the Base Indenture shall apply to the Notes.
     (15) The Notes will be represented by one or more global securities (collectively, the “Global Securities”) registered in the name of Cede & Co., a partnership nominee of The Depository Trust Company, New York, New York (the “Depositary”), or another nominee of the Depositary. The Global Securities may be transferred, in whole and not in part, only to the Depositary or another nominee of the Depositary.

          The Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Notes represented by such Global Securities to the accounts of institutions that have accounts with the Depositary or its nominee (“participants”). Ownership of beneficial interests in the Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of interests in such Global Securities will be shown on, and the transfer of those ownership interests will be effected through, records maintained by the Depositary (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in such Global Securities).
          So long as the Depositary, or its nominee, is the registered holder and owner of the Global Securities, the Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the Notes for all purposes under the Indenture.
          The Global Securities are exchangeable for Notes in definitive form of like tenor as such Global Securities in denominations of $1,000 and in any greater amount that is an integral multiple thereof if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, (ii) the Company in its discretion at any time determines not to have all of the Notes represented by the Global Securities and notifies the Trustee thereof, or (iii) an Event of Default has occurred and is continuing with respect to the Notes.
     (16) The Events of Default applicable to the Notes are set forth at clauses (a), (b), (d), (e), (f) and (g) of Sections 5.01 of the Base Indenture; clause (c) of Section 5.01 of the Base Indenture shall not apply to the Notes. The following events shall constitute “Events of Default” under Section 5.01(g) of the Base Indenture:
(i) the Company or any Restricted Subsidiary fails to comply with Section 3.03 of this First Supplemental Indenture (other than a failure to purchase Notes) and such failure continues for 30 days after receipt by the Company of written notice sent by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes at the time Outstanding, specifying such failure and requiring the same to be remedied and stating that such notice is a “Notice of Default” under the Indenture; and
(ii) any Subsidiary Guarantee ceases to be in full force and effect in all material respects (except as contemplated by the terms of this First Supplemental Indenture) or any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under this First Supplemental Indenture or any Subsidiary Guarantee and such Default continues for 10 days after receipt by the Company of written notice sent by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes at the time Outstanding, specifying such failure and requiring the same to be remedied and stating that such notice is a “Notice of Default” under the Indenture.
     (17) Section 5.02 of the Base Indenture shall apply without variation, except that clause (c) of Section 5.01 of the Base Indenture shall not be operative with respect to, and shall not apply to, the Notes or to Section 5.02 of the Base Indenture.
     (18) Sections 8.01, 8.02, 8.03, 10.05 and 10.06 of the Base Indenture shall not apply to the Notes.
     (19) This First Supplemental Indenture sets forth the terms of the Notes that are not otherwise specified in the Base Indenture.
     (20) The form of Global Security is attached to this First Supplemental Indenture as Exhibit A.
ARTICLE 3
Covenants
          SECTION 3.01 Future Subsidiary Guarantors. Subject to Section 3.02, the Company shall cause each Subsidiary (other than any Excluded Subsidiary) that Guarantees any Indebtedness of the Company or of any Subsidiary Guarantor to become a Subsidiary Guarantor, and if applicable, execute and deliver to the Trustee a supplemental indenture in the form set forth in Exhibit B hereto, pursuant to which such Subsidiary shall Guarantee payment of the Guaranteed Obligations. Each Subsidiary Guarantee shall be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary Guarantor, without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
          SECTION 3.02 Suspension of Covenant. (a) Following the first day (the “Suspension Date”) that:
(i) the Notes have an Investment Grade Rating from both of the Rating Agencies, and
(ii) no Default has occurred and is continuing under the Indenture with respect to the Notes, the Company and its Subsidiaries will not be subject to Section 3.01 (the “Suspended Covenant”). In addition, the Company may elect to suspend the Subsidiary Guarantees.
          (b) In the event that the Company and its Subsidiaries are not subject to the Suspended Covenant for any period of time as a result of the foregoing and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating, then the Company and its Subsidiaries (other than Excluded Subsidiaries) shall thereafter again be subject to the Suspended Covenant with respect to future events and the Subsidiary Guarantees shall be reinstated. The period of time between the Suspension Date and the Reversion Date is referred to herein as the “Suspension Period.”
          (c) Notwithstanding that the Suspended Covenant may be reinstated, no default shall be deemed to have occurred as a result of a failure to comply with the Suspended Covenant during the Suspension Period. The Company shall notify the Trustee of the occurrence of any Suspension Date or Reversion Date.
          SECTION 3.03 Change of Control. (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to purchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in accordance with Section 3.03(b).
          (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder of Notes with a copy to the Trustee (the “Change of Control Offer”), stating:
     (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date);
     (2) the circumstances and relevant facts and financial information regarding such Change of Control;
     (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and
     (4) the instructions determined by the Company, consistent with this Section 3.03, that a Holder must follow in order to have its Notes purchased.
          (c) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 3.03 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. In addition, the Company shall not be required to make a Change of Control Offer upon a Change of Control if the Notes have been called for redemption to the extent that the Company mails a valid notice of redemption to Holders prior to the Change of Control, and thereafter redeems all Notes called for redemption in accordance with the terms set forth in such redemption notice.
          (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to this Section 3.03. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.03, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.03 by virtue thereof.
          (e) On the purchase date, all Notes purchased by the Company under this Section 3.03 shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.
          SECTION 3.04 Limitation on Secured Indebtedness. The Company will not, nor will it permit any Restricted Subsidiary to, issue, assume or guarantee any Secured Indebtedness if such Secured Indebtedness is secured by a Lien upon Restricted Property of the Company or a Restricted Subsidiary without in any such case effectively providing, concurrently with the issuance, assumption or guarantee of any such Secured Indebtedness, that the Securities of any series then or thereafter Outstanding that have the benefit of this Section 3.04 or Section 10.05 of the Base Indenture or any substantially similar covenant (together with, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary ranking equally and ratably with such Notes and then existing or thereafter created) shall be secured by such Lien equally and ratably with any and all such Secured Indebtedness; provided, however, that the foregoing shall not apply to:
          (a) any Lien on Restricted Property of any corporation if such Lien is in existence at the time such corporation becomes a Restricted Subsidiary;
          (b) any Lien on Restricted Property if such Lien is in existence at the time of acquisition by the Company or a Restricted Subsidiary of such Restricted Property;
          (c) any Lien on Restricted Property to secure the payment of all or any part of the purchase price (or other acquisition cost) of such Restricted Property or to secure any Indebtedness incurred (prior to, at the time of, or within one year after, the acquisition by the Company or a Restricted Subsidiary of such Restricted Property) for the purpose of, or in connection with, financing all or any part of the purchase price (or other acquisition cost) thereof;
          (d) any Lien on property of a corporation if such Lien was in existence prior to the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or prior to the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary;
          (e) any Lien securing Secured Indebtedness owing by any Restricted Subsidiary to the Company or to any other Restricted Subsidiary;
          (f) any Lien on Restricted Property in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments, or performance of any other obligations, pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction of the Restricted Property subject to such Lien, including, without limiting the generalities of the foregoing, Liens to secure pollution control or industrial revenue bonds or other types of financings;
          (g) any Lien on personal property (other than manufacturing equipment) that is Restricted Property;
          (h) any lien arising from Sale and Leaseback Transactions permitted under Section 3.05 of this First Supplemental Indenture; or
          (i) any extension or renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Secured Indebtedness, Sale and Leaseback Transaction or any Lien referred to in clauses (a) through (h), inclusive, of this Section 3.04; provided, however, that the principal amount of Secured Indebtedness (or Attributable Debt relating to any Sale and Leaseback Transaction) secured by the Lien shall not exceed the principal amount of Secured Indebtedness (or Attributable Debt relating to any Sale and Leaseback Transaction) so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Lien shall be limited to all or a part of the Restricted Property which secured the Lien so extended, renewed or replaced (plus improvements on such Restricted Property).
          Notwithstanding the foregoing provisions of this Section 3.04, the Company or any one or more Restricted Subsidiaries may issue, assume or guarantee Secured Indebtedness that would (despite the provision of clauses (a) through (i), inclusive, of the preceding paragraph) be subject to the foregoing restrictions in an aggregate amount which, together with the aggregate principal amount of all other such Secured Indebtedness of the Company and Restricted Subsidiaries outstanding at the time of such issuance, assumption or guarantee (but excluding Secured Indebtedness permitted by clauses (a) through (i), inclusive, of the preceding paragraph), does not at such time exceed 15% of the Shareholders’ Equity of the Company as at the last day of the then most recently ended fiscal quarter of the Company for which financial statements have been filed with the Securities and Exchange Commission, as reported on the applicable consolidated balance sheet of the Company.
          SECTION 3.05 Sale and Leaseback Transactions. So long as the Securities of any Series are Outstanding, the Company will not, and will not permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, with any Person providing for the leasing by the Company or a Restricted Subsidiary of any Restricted Property owned at the date hereof, which Restricted Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person where funds have been or are to be advanced to such Person subject to a Lien on the Restricted Property to be leased (a “Sale and Leaseback Transaction”), unless (a) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of Section 3.04 (other than Section 3.04(h)), to incur Secured Indebtedness secured by a Lien on the Restricted Property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Securities of any series then or thereafter Outstanding that have the benefit of Section 3.04 or Section 10.05 of the Base Indenture or any substantially similar covenant, or

(b) the Company or such Restricted Subsidiary shall apply an amount equal to the proceeds from the sale of such Restricted Property to the retirement, within 120 days of the effective date of any such Sale and Leaseback Transaction, of Funded Debt of the Company or such Restricted Subsidiary; provided, however, that this Section 3.05 shall not prevent the Company or any Restricted Subsidiary from: (a) entering into any Sale and Leaseback Transaction not involving a lease with a term of more than three years, or (b) entering into any Sale and Leaseback Transaction in respect of any Restricted Property owned at the date hereof by the Company or a Restricted Subsidiary, if such Sale and Leaseback Transaction is entered into within 180 days after the later of the acquisition, completion of construction or commencement of operation of such Restricted Property.
ARTICLE 4
Subsidiary Guarantees
          SECTION 4.01 Guarantees. (a) Each Subsidiary Guarantor hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment and performance of all of the Guaranteed Obligations of such Subsidiary Guarantor, jointly with the other Subsidiary Guarantors and severally. Each of the Subsidiary Guarantors further agrees that its Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any such Guaranteed Obligation. Each of the Subsidiary Guarantors waives presentment to, demand of payment from and protest to the Company or any Subsidiary Guarantor of any of its Guaranteed Obligations, and also waives notice of acceptance of its guarantee, notice of protest for nonpayment and all similar formalities.
          (b) Each of the Subsidiary Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Trustee or any Holder to any security held for the payment of its Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Trustee or any Holder in favor of the Company.
          (c) Except for termination of a Subsidiary Guarantor’s obligations hereunder or a release of such Subsidiary Guarantor pursuant to Section 4.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations of such Subsidiary Guarantor or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Trustee or any Holder to assert any claim or demand or to enforce any right or remedy under the provisions of the Indenture or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, the Indenture or any other agreement, including with respect to any other Subsidiary Guarantor under the Indenture; (iii) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations of such Subsidiary Guarantor; or (iv) any other act or omission that may or might in any manner or to any extent vary the risk of such Subsidiary

Guarantor or otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Guaranteed Obligations of such Guarantor).
          (d) To the fullest extent permitted by applicable law, each Subsidiary Guarantor waives any defense based on or arising out of any defense of the Company or any other Subsidiary Guarantor or the unenforceability of the Guaranteed Obligations of such Subsidiary Guarantor or any part thereof from any cause, or the cessation from any cause of the liability of the Company or any other Subsidiary Guarantor, other than the indefeasible payment in full in cash of all the Guaranteed Obligations of such Subsidiary Guarantor. The Trustee may, at its election, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Company or any Subsidiary Guarantor or exercise any other right or remedy available to them against the Company or any Subsidiary Guarantor, in each case without affecting or impairing in any way the liability of any Subsidiary Guarantor hereunder except to the extent the Guaranteed Obligations of such Subsidiary Guarantor have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Subsidiary Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Subsidiary Guarantor against the Company or any other Subsidiary Guarantor, as the case may be.
          (e) Each of the Subsidiary Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation of such Subsidiary Guarantor is rescinded or must otherwise be restored by the Trustee upon the bankruptcy or reorganization of the Company, any other Subsidiary Guarantor or otherwise.
          SECTION 4.02 Limitation on Liability. Any term or provision of the Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering the Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
          SECTION 4.03 Successors and Assigns. This Article 4 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors, transferees and assigns of the Trustee and the Holders of Notes and, in the event of any transfer or assignment of rights by any Holder of Notes or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture and the Notes.
          SECTION 4.04 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders of Notes in exercising any right, power or privilege under this Article 4 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders of Notes herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 4 at law, in equity, by statute or otherwise.
          SECTION 4.05 Modification. No modification, amendment or waiver of any provision of this Article 4, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.
          SECTION 4.06 Release of Subsidiary Guarantor. A Subsidiary Guarantor shall be released from its obligations under this Article 4 (other than any obligation that may have arisen under Section 4.07):
     (1) upon the sale (including any sale pursuant to any exercise of remedies by a holder of Indebtedness of the Company or of such Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor;
     (2) upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor;
     (3) unless there is an existing Event of Default on the date the Subsidiary Guarantee would be released, at such time and for so long as such Subsidiary Guarantor does not Guarantee (other than a Guarantee that will be released upon the release of the applicable Subsidiary Guarantee) any Indebtedness of the Company or another Subsidiary Guarantor;
     (4) at any time during a Suspension Period if the Company provides an Officers’ Certificate to the Trustee stating that the Company elects to have such Subsidiary Guarantor released from this Article 4; or
     (5) upon the exercise by the Company of its legal defeasance option or its covenant defeasance option or if the obligations of the Company relating to the Notes under the Indenture are discharged pursuant to the terms thereof;
provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than the Company or a Subsidiary of the Company and (ii) such sale or disposition is otherwise permitted by the Indenture.
          The Company shall notify the Trustee and the Holders of Notes if the Subsidiary Guarantee of any Subsidiary Guarantor is released. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release in form and substance reasonably satisfactory to the Trustee and the Company.
          SECTION 4.07 Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee shall be entitled upon payment in full of all Guaranteed

Obligations under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.
          [SECTION 4.08 Calculation of Interest. For the purposes of the Interest Act (Canada), whenever interest payable under any of the Notes is calculated on the basis of a year of 360 days, each rate of interest determined pursuant to such calculation expressed as an annual rate for the purposes of the Interest Act (Canada) is equivalent to such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360.]
ARTICLE 5
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
          SECTION 5.01 Company, Subsidiary Guarantors May Consolidate, etc., Only on Certain Terms. (a) Nothing contained in the Indenture or in any of the Securities shall prevent any consolidation or merger of the Company with or into any other Person, or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any other Person authorized to acquire and operate the same (with each of the foregoing transactions referred to as a “Company Sale”); provided, however, (i) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (the “Successor Company”) shall be a corporation, shall be organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, and (ii) the Company hereby covenants and agrees that, as a condition precedent to any such consolidation, merger, sale or conveyance, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company shall be expressly assumed by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Successor Company.
          (b) Nothing contained in the Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into any other Person, or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent any conveyance, transfer or lease of the properties and assets of a Subsidiary Guarantor substantially as an entirety to any other Person authorized to acquire and operate the same (with each of the foregoing transactions referred to as a “Guarantor Sale”); provided, however, that, except in the case of a Subsidiary Guarantor that (x) is disposed of in its entirety to another Person (other than to the Company or an affiliate of the Company), whether through a merger, consolidation, sale of Capital Stock or sale or lease of assets or (y) as a result of the disposition of all or a portion of its Capital Stock, ceases to be a subsidiary, (i) the Person formed by such consolidation or into which a Subsidiary Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of a Subsidiary Guarantor substantially as an entirety (the “Successor Guarantor”) shall be a corporation, shall be organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, and (ii) the Company hereby covenants and agrees that, as a condition precedent to any such consolidation, merger, sale or conveyance, the due and punctual payment of the Guaranteed Obligations and observance of all of the covenants and conditions of the Indenture to be performed by the relevant Subsidiary Guarantor shall be expressly assumed by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Successor Guarantor.
          (c) Nothing contained in the Indenture or in any of the Notes shall prevent the Company or any Subsidiary Guarantor from merging into itself any other Person or acquiring by purchase or otherwise all or any part of the property of any other Person.
          (d) Nothing contained in the Indenture or in any of the Notes shall prevent any Subsidiary Guarantor from consolidating with, or merging into or transferring all or part of its properties and assets to the Company or any other Subsidiary Guarantor.
     SECTION 5.02 Successor to be Substituted. (a) In case of any such Company Sale, such Successor Company shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the Company. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of The Goodyear Tire & Rubber Company or in the name of any corporation which previously shall have become the Company in accordance with the provisions of this Article any or all of the Notes issuable under the Indenture, which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose; and, thereafter the predecessor Person shall be relieved of all obligations and covenants under the Indenture and the Notes. All of the Securities of a particular series so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes of such series theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution of this First Supplemental Indenture.
          (b) In case of any such Guarantor Sale, other than a Guarantor Sale pursuant to which the relevant Subsidiary Guarantor (i) is disposed of in its entirety to another Person (other than to the Company or an affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (ii) as a result of the disposition of all or a portion of its Capital Stock, ceases to be a subsidiary, such Successor Guarantor shall succeed to and be substituted for the relevant Subsidiary Guarantor, with the same effect as if it had been named herein as a Subsidiary Guarantor and, thereafter, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.
          SECTION 5.03 Opinion of Counsel to be Given Trustee. The Trustee, subject to Sections 6.01 and 6.03 of the Base Indenture, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance and any such assumption complies with the provisions of this Article.

ARTICLE 6
2 [Amendments to Base Indenture and Old Notes
     SECTION 6.01 Amendments to Old Notes.
     (1) Sections 5.01(d) of the Base Indenture shall no longer apply to the Old Notes;
     (2) Section 5.15 of the Base Indenture shall no longer apply to the Old Notes;
     (3) Sections 10.05 and 10.06 of the Base Indenture shall no longer apply to the Old Notes; and
     (4) Sections 13.04(2), (4), (5), (6), (7) and (8) of the Base Indenture shall no longer apply to the Old Notes.
          Notwithstanding any provision herein to the contrary, neither the Old Notes nor the Holders of Old Notes, in their capacities as such, shall be entitled to any benefit of any covenant, agreement or guarantee by or on behalf of the Company or any Subsidiary Guarantor, or any of their respective Affiliates, or any other provision contained in this First Supplemental Indenture and intended for the benefit of the Notes or the Holders of the Notes, in their capacities as such.]
ARTICLE 7
Miscellaneous Provisions
          SECTION 7.01 Effectiveness. This First Supplemental Indenture will become effective upon its execution and delivery.
          SECTION 7.02 Original Issue. The Notes may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered by the Company to the Trustee for authentication, and the Trustee shall, upon Company order, authenticate and deliver such Notes as in such Company order provided.
          SECTION 7.03 Ratification and Integral Part. The Base Indenture as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture will be deemed an integral part of the Indenture in the manner and to the extent herein and therein provided.
          SECTION 7.04 Priority. This First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The

[2]	Note: This Article is to be included only in the event that the requisite consents to the Amendments have been received by the Company.

provisions of this First Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.
          SECTION 7.05 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
          SECTION 7.06 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Subsidiary Guarantors.
          SECTION 7.07 Governing Law. This First Supplemental Indenture and the Notes and Subsidiary Guarantees will be governed by and construed in accordance with the laws of the State of New York.
* * *

          IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first above written.

THE GOODYEAR TIRE & RUBBER COMPANY
by
Name:
Title:

[Signature Page to Goodyear Tire & Rubber Company First Supplemental Indenture]

WELLS FARGO BANK, N.A., as Trustee
by
Name:
Title:

[Signature Page to Goodyear Tire & Rubber Company First Supplemental Indenture]

SUBSIDIARY GUARANTORS [3] [(except with respect to Article 6)] CELERON CORPORATION by
Name:
Title:

DAPPER TIRE CO., INC.
by
Name:
Title:

DIVESTED COMPANIES HOLDING COMPANY
By
Name:
Title:

By
Name:
Title:

DIVESTED LITCHFIELD PARK PROPERTIES, INC.
By
Name:
Title:

By
Name:
Title:

[3]	Note: The bracketed language is to be included only in the event that the requisite consents to the Amendments have been received by the Company.
[Signature Page to Goodyear Tire & Rubber Company First Supplemental Indenture]

GOODYEAR CANADA INC.
By:
Name:
Title:

By:
Name:
Title:

GOODYEAR EXPORT INC.
By:
Name:
Title:

GOODYEAR FARMS, INC.
By:
Name:
Title:

GOODYEAR INTERNATIONAL CORPORATION
By:
Name:
Title:

GOODYEAR WESTERN HEMISPHERE CORPORATION
By:
Name:
Title:

[Signature Page to Goodyear Tire & Rubber Company First Supplemental Indenture]

WHEEL ASSEMBLIES INC.
By:
Name:
Title:

WINGFOOT COMMERCIAL TIRE SYSTEMS, LLC
By:
Name:
Title:

WINGFOOT VENTURES EIGHT INC.
By:
Name:
Title:

[Signature Page to Goodyear Tire & Rubber Company First Supplemental Indenture]

Exhibit A
FORM OF NOTES
[FACE OF SECURITY]
THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED, WHETHER IN WHOLE OR IN PART, TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.
THE GOODYEAR TIRE & RUBBER COMPANY
8.75% Notes due 2020

CUSIP

No.	$
     The Goodyear Tire & Rubber Company, a corporation duly organized and existing under the laws of the State of Ohio (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of                      Dollars ($                    ) on August 15, 2020, and to pay interest thereon from                     , 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on February 15 and August 15 in each year, commencing August 15, 2010, at the rate of 8.75% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and interest on this Security will be made by wire transfer of immediately available funds to the account specified by the Depositary in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:	THE GOODYEAR TIRE & RUBBER COMPANY
By

[Seal]
Attest:

CERTIFICATE OF AUTHENTICATION
          This Security is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., as Trustee
By
Authorized Signatory

[REVERSE OF SECURITY]
     This Note is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March 1, 1999 (herein called the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of [•], 2010 (herein called the “Supplemental Indenture”; the Base Indenture, as supplemented by the Supplemental Indenture, is herein called the “Indenture”), between the Company and Wells Fargo Bank, N.A., successor to The Chase Manhattan Bank, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all Indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as the Company’s 8.75% Notes due 2020, limited in aggregate principal amount to [•] Dollars ($[•]) (herein referred to as the “Notes”).
     The Notes are subject to redemption, as a whole at any time or in part from time to time, at the sole election of the Company, upon not less than 30 or more than 60 days’ notice by mail to the Depositary at a Redemption Price equal to the greater of (1) 100% of their principal amount, and (2) the sum of the present values of the Remaining Scheduled Payments (as herein defined) thereon, discounted to the Redemption Date, on a semiannual basis, at the Treasury Rate (as herein defined) plus fifty basis points (0.50%), plus accrued interest thereon to the Redemption Date. In determining the Redemption Price and accrued interest, interest shall be calculated on the basis of a 360-day year consisting of twelve 30 day months. As used herein, the term: (a) “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date; (b) “Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes; (c) “Independent Investment Banker” means one of the Reference Treasury Dealers, as appointed by the Company; (d) “Comparable Treasury Price” means, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations; (e) “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue

(expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date; (f) “Reference Treasury Dealer” means each of Citigroup Global Markets Inc., and its successors, and, at the option of the Company, other primary U.S. Government securities dealers in New York City selected by the Company; and (g) “Remaining Scheduled Payments” means, with respect to any Note, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date. If money sufficient to pay the redemption price of and accrued interest on all Notes (or the portions thereof) to be redeemed on the Redemption Date is deposited with the Trustee on or before the Redemption Date and certain other conditions specified in the Indenture are satisfied, on and after such date interest will cease to accrue on such Notes (or such portions thereof) called for redemption. Notwithstanding any provision to the contrary contained in Section 11.04 of the Base Indenture, any notice of redemption may, at the Company’s sole discretion, be made subject to the Company’s successful completion of a financing transaction.
     In the event of redemption of this Note in part only, a new Note or Notes of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness evidenced by this Security and (b) certain restrictive covenants, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.
     If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this Series may be declared due and payable in the manner and with the effect provided in the Indenture. “Event of Default” means any one of the events specified at clauses (a), (b), (d), (e), (f) and (g) of Section 5.01 of the Base Indenture and clauses (16)(i) and (ii) of Section 2.01 of the Supplemental Indenture.
     Following the first day (the “Suspension Date”) that (i) the Notes have an Investment Grade Rating from both of the Rating Agencies, and (ii) no Default with respect to the Securities has occurred and is continuing under the Indenture, the Company and its Subsidiaries will not be subject to Section 3.01 (the “Suspended Covenant”) of the Supplemental Indenture with respect to the Notes. In addition, the Company may elect to suspend the Subsidiary Guarantees with respect to the Notes. Upon and following any Reversion Date, the Company and its Subsidiaries (other than its Excluded Subsidiaries) shall again be subject to the Suspended Covenant with respect to the Notes with respect to future events and the Subsidiary Guarantees with respect to the Securities shall be reinstated.
     The payment by the Company of the principal of, and premium and interest on, the Notes is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each Subsidiary Guarantor to the extent set forth in the Supplemental Indenture. The precise terms of the Guarantee of the Securities and the Guaranteed Obligations of the Subsidiary Guarantors with respect to the Securities are expressly set forth in Article 4 of the Supplemental Indenture.

     Upon a Change of Control, any Holder of Notes will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (voting as a single class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Notes of this series will be represented by one or more global securities (collectively, the “Global Security”) registered in the name of The Depository Trust Company, New York, New York (the “Depositary”), or a nominee of the Depositary. So long as the Depositary, or its nominee, is the registered holder and owner of this Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the Notes for all purposes under the Indenture. The Global Security may be transferred, in whole and not in part, only to the Depositary or another nominee of the Depositary.
     The Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Notes represented by such Global Security to the accounts of institutions that have accounts with the Depositary or its nominee (“participants”). Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of interests in such Global Security will be shown on, and the transfer of those ownership interests will be effected through, records maintained by the Depositary (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in such Global Security).
     The Global Security is exchangeable for Notes in definitive form of like tenor as such Global Security in denominations of $1,000 and in any greater amount that is an integral multiple thereof if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (ii) the Company in its discretion at any time determines not to have all of the Notes of this series represented by a Global Security and notifies the Trustee thereof, or (iii) an Event of Default has occurred and is continuing with respect to the Notes. Any Note that is exchangeable pursuant to the preceding sentence is exchangeable only for Notes of this series.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     All terms used in this Note which are defined in the Supplemental Indenture shall have the meanings assigned to them in the Supplemental Indenture and if not defined in the Supplemental Indenture, such terms shall have the meanings assigned to them in the Base Indenture.

Exhibit B
[FORM OF SUPPLEMENTAL INDENTURE]
          SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [DATE], among [GUARANTOR] (the “New Guarantor”), a subsidiary of THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation (or its successor) (the “Company”), the Company and WELLS FARGO BANK, N.A., a national banking association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H :
          WHEREAS the Company and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee a First Supplemental Indenture dated [•], 2010 (the “First Supplemental Indenture”) to the Indenture dated as of March 1, 1999 (the “Base Indenture” and, as supplemented by the First Supplemental Indenture and this Supplemental Indenture, the “Indenture”), providing for the issuance of the Company’s 8.75% Notes due 2020 (the “Notes”), initially in the aggregate principal amount of $[•];
          WHEREAS Section 3.01 of the First Supplemental Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company’s obligations under the Indenture relating to the Notes and the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and
          WHEREAS pursuant to Section 3.01 of the First Supplemental Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture;
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:
          1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all Subsidiary Guarantors, to unconditionally guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article 4 of the First Supplemental Indenture and to be bound by all other applicable provisions of the Indenture and the Notes as a Subsidiary Guarantor.
          2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

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          3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or the Subsidiary Guarantee of the New Guarantor.
          5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

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          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR],
by
Name:
Title:

THE GOODYEAR TIRE & RUBBER COMPANY,
by
Name:
Title:

WELLS FARGO BANK, N.A., as Trustee,
by
Name:
Title:

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